SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WEX Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 22, 2026, WEX Inc. issued the following press release in connection with its 2026 Annual Meeting of Stockholders.

WEX to Host Virtual Fireside Chat on April 27, 2026

Chair, CEO, and President Melissa Smith and Lead Independent Director designee David Foss to discuss WEX’s strategic progress and clear path to value creation

Urges shareholders to vote “FOR” ONLY WEX’s nine nominees using the BLUE proxy card

PORTLAND, Maine - April 22, 2026 - WEX (NYSE: WEX) (“WEX” or the “Company”), a global leader in intelligent payment solutions, today announced it will host a virtual fireside chat on Monday, April 27, 2026 at 3:00 p.m. ET.

Melissa Smith, WEX’s Chair, Chief Executive Officer, and President, and David Foss, Lead Independent Director designee, will discuss WEX’s strategic progress, accelerating momentum, and clear path to value creation, as well as why WEX’s Board is best positioned to deliver long-term value for shareholders.

The virtual fireside chat will be webcast live online and may be accessed through the investor relations section of WEX’s website or at https://events.q4inc.com/attendee/157827594. The live fireside chat may also be accessed by dialing +1 888-596-4144 or +1 646-968-2525.The conference ID number is 3071305. The live webcast will be accompanied by slides, which will be made available through the investor relations section of the WEX website.

For those unable to listen to the live fireside chat, a replay will also be available on the Company’s website through Monday, May 4, 2026.

To learn more about WEX’s strategy, Board, and path to value creation, please visit www.VotewithWEX.com.

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders, please call toll free: +1 (877) 750-0637 (from the U.S. and Canada) or
+1 (412) 232-3651 (from all other countries)
Banks and Brokerage firms may call: +1 (212) 750-5833 (collect)

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility, and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

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Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements including, but not limited to, statements regarding plans, goals, expectations and objectives. Any statements in this communication that are not statements of historical facts are forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including, but not limited to, the risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 and subsequent filings with the SEC. The forward-looking statements speak only as of the date of this communication and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s website at https://ir.wexinc.com/.

News Media Contact:

Edelman Smithfield
WEX@edelman.com

Investor Contact:

WEX

Steve Elder, 207-523-7769

Steve.Elder@wexinc.com

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